[STARK & BENNETT LETTERHEAD]

                                November 14, 1996

Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza

Washington, D.C. 20549

         Re:      Roadhouse Grill, Inc.
                  Registration Statement on Form S-1
                  File No. 333-12751

Ladies and Gentlemen:

         This letter is provided to you pursuant to Item 304(a)(3) of Regulation S-K in connection with the above-referenced Registration Statement. The undersigned confirms that it has received a copy of the disclosures made by the registrant in response to Item 304(a) of Regulation S-K (which disclosures are set forth in the "Experts" section of Amendments No. 2 and No. 3 to such Registration Statement). The undersigned further confirms that it agrees with the statements made by the registrant in response to Item 304(a).

                                           Very truly yours,

                                           /s/ Stark & Bennett

                                           Stark & Bennett